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                                                                  Exhibit 4(1)


                SPECIMEN CERTIFICATE OF CNA SURETY CORPORATION

                 INCORPORATED UNDER THE LAWS OF THE STATE OF

                                   DELAWARE

NUMBER                                                          SHARES

                            CNA SURETY CORPORATION




This Certifites That * * * SPECIMEN * * * * is the owner of
___________________________full paid and non-assessable

COMMON SHARES    $0.01        PAR VALUE OF  CNA Surety Corporation

transferable on the books of the Corporation in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Cerftificate to be signed by its duly authorized officers and sealed with the Seal of the Corporation,

this____________ day           of _________________ A.D. 19________

________________________                _____________________________
             SECRETARY                                  PRESIDENT


                                    [SEAL]